Exhibit (j)




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" for Scudder Floating Rate Fund in the Bank Loan Funds Prospectus and "Independent Auditors" and "Financial Statement" in the Scudder Floating Rate Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 6 to the Registration Statement (Form N-2, No. 333-74911) of our report dated October 12, 2001 on the financial statements and financial highlights of Scudder Floating Rate Fund included in the Annual Report dated August 31, 2001.



/s/ERNST & YOUNG LLP
Boston, Massachusetts
December 24, 2001